UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017 (April 26, 2017)

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.	Regulation FD
Item 7.01.	Regulation FD Disclosure.

Press Release

Ultra Petroleum Corp. announced today that, on April 26, 2017, it filed a shelf registration statement with the Securities and Exchange Commission with respect to possible secondary sales of the company’s common stock by the selling shareholders named in the shelf registration statement. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. Please see Item 9.01 below and the attached exhibit.

Ultra Petroleum is not selling any of its common stock and will not receive any proceeds from the offer and sale of any of the common stock registered under the shelf registration statement.

The shelf registration statement was filed to satisfy the company’s obligations under the company’s registration rights agreement entered into on April 12, 2017 with the selling shareholders in connection with our emergence from chapter 11 on that date.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Section 9.	Financial Statements and Exhibits
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	News Release dated April 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

April 27, 2017	By:	/s/ Sandi Kraemer
	Name:	Sandi Kraemer
	Title:	Assistant Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	News Release dated April 27, 2017